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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion and incorporation by reference in this Registration Statement of Greater Bay Bancorp on Amendment No. 1 to Form S-4 of our report dated January 29, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Bay Commercial Services for the year ended December 31, 1998, and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
August 3, 1999